                                  EXHIBIT 9(c)

                          SUB-ADMINISTRATION AGREEMENT


                  Agreement dated as of July 1, 1996 by and among State Street Bank and Trust Company, a Massachusetts trust company (the "Sub-Administrator"), GMG/Seneca Capital Management, LLC, a California limited liability company (the "Administrator"), and Seneca Funds, a Delaware business trust (the "Fund").

                  WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Fund has retained the Administrator to furnish certain administrative services to the Fund pursuant to that certain Administration Agreement (the "Administration Agreement") between the Fund and the Administrator of even date herewith; and

                  WHEREAS, the Administrator wishes to delegate its duties to perform services under the Administration Agreement to the Sub-Administrator pursuant to the terms of this Sub- Administration Agreement (the
"Sub-Administration Agreement"), and the Sub-Administrator is willing to furnish such services; and

                  WHEREAS, the Fund is willing to guarantee the performance by the Administrator of certain of the Administrator's obligations under the Sub-Administration Agreement;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

8.       APPOINTMENT OF ADMINISTRATOR

                  The Administrator hereby appoints the Sub-Administrator to provide certain administrative services to the Fund for the period and on the terms set forth in this Agreement. The Sub-Administrator accepts such appointment and agrees to render the services stated herein.

                  The Fund will initially consist of the portfolio(s) and/or class(es) of shares (each an "Investment Fund") listed in Schedule A to this Agreement. In the event that the Fund establishes one or more additional Investment Funds with respect to which the Administrator is to act as administrator, the Fund shall notify the Administrator and Sub-Administrator in writing. Upon written acceptance by the Administrator and the Sub-Administrator, such Investment Fund shall become subject to the provisions of this Agreement to the same extent as the existing Investment Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Fund and its Investment Funds) may be modified with respect to each additional Investment Fund in writing by the Administrator and the Sub-Administrator at the time of the addition of the Investment Fund.

9.       DELIVERY OF DOCUMENTS

                  The Fund will promptly deliver to the Administrator and the Sub-Administrator copies of each of the following documents and all future amendments and supplements, if any:

     a.   The Fund's charter document and by-laws;

     b. The Fund's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Fund's Prospectus(es) and Statement(s) of Additional Information relating to all

          Investment Funds and all amendments and supplements thereto as in effect from time to time;

     c. Certified copies of the resolutions of the Board of Trustees of the Fund (the "Board") authorizing (1) the Fund to enter into the Administration Agreement and this Agreement, and (2) certain individuals on behalf of the Fund to (a) give instructions to the Administrator and the Sub-Administrator pursuant to the Administration Agreement and this Agreement and (b) sign checks and pay expenses;

     d. A copy of the investment advisory agreement between the Fund and its investment adviser; and

     e. Such other certificates, documents or opinions which the Sub-Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

10.      REPRESENTATION AND WARRANTIES OF THE SUB-ADMINISTRATOR

          The Sub-Administrator represents and warrants to the Fund that:

     a. It is a Massachusetts trust company, duly organized, existing and in good standing under the laws of The Commonwealth of Massachusetts;

     b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

     c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

     d. No legal or administrative proceedings have been instituted or threatened which would impair the Sub-Administrator's ability to perform its duties and obligations under this Agreement; and

     e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Sub-Administrator or any law or regulation applicable to it.

11.      REPRESENTATIONS AND WARRANTIES OF THE FUND AND THE ADMINISTRATOR

          The Fund represents and warrants to the Sub-Administrator that:

     a. The Fund is a business trust, duly organized and existing and in good standing under the laws of the State of Delaware;

     b. The Fund has the corporate power and authority under applicable laws and by its charter and by-laws to enter into and perform the Administration Agreement and this Agreement;

     c. All requisite proceedings have been taken to authorize the Fund to enter into and perform the Administration Agreement and this Agreement;

     d.   The Fund is an investment company properly registered under the 1940
          Act;

     e. A registration statement under the 1933 Act and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. The Fund also warrants to the Sub-Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Fund offers or sells its shares have been made;

     f. No legal or administrative proceedings have been instituted or are threatened which would impair the Fund's ability to perform its duties and obligations under the Administration Agreement and this Agreement;

     g. The Fund's entrance into the Administration Agreement or this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it; and

     h. As of the close of business on the date of this Agreement, the Fund is authorized to issue shares of capital stock and it will initially offer shares, in the authorized amounts as set forth in Schedule A to this Agreement.

          The Administrator represents and warrants to the Sub-Administrator that:

     a. The Administrator is a limited liability company, duly organized and existing under the laws of the State of California;

     b. The Administrator has power and authority under applicable laws and by its organizational documents to enter into and perform the Administration Agreement and this Agreement;

     c. All requisite proceedings have been taken to authorize the Administrator to enter into and perform the Administration Agreement and this Agreement;

     d. No legal or administrative proceedings have been instituted or are threatened which would impair the Administrator's ability to perform its duties and obligations under the Administration Agreement and this Agreement;

     e. The Administrator's entrance into the Administration Agreement or this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

12.      ADMINISTRATION SERVICES

                  The Sub-Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the Administrator and the Fund and the review and comment by the Fund's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Fund, the Administrator, and the Sub- Administrator:

     a. Oversee the determination and publication of the Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the Board;

     b. Oversee the maintenance by the Fund's custodian of certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act;

     c. Prepare the Fund's federal, state and local income tax returns for review by the Fund's independent accountants and filing by the Fund's treasurer;

     d. Review calculation, submit for approval by officers of the Fund and arrange for payment of the Fund's expenses;

     e. Prepare for review and approval by officers of the Fund financial information for the Fund's semi-annual and annual reports, proxy statements and other communications required or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

     f. Prepare for review by an officer of and legal counsel for the Fund the Fund's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and such other reports, forms or filings as may be mutually agreed upon;

     g. Prepare reports relating to the business and affairs of the Fund as may be mutually agreed upon and not otherwise prepared by the Fund's investment adviser, custodian, legal counsel or independent accountants;

     h. Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request;

     i. Make such reports and recommendations to the Board concerning the performance and fees of the Fund's custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Board may reasonably request or deems appropriate;

     j. Oversee and review calculations of fees paid to the Fund's investment adviser, custodian and Transfer Agent;

     k. Consult with the Fund's officers, independent accountants, legal counsel, custodian and Transfer Agent in establishing the accounting policies of the Fund;

     l. Review implementation of any dividend reinvestment programs authorized by the Board;

     m. Respond to, or refer to the Fund's officers or Transfer Agent, shareholder inquiries relating to the Fund;

     n. Provide periodic testing of portfolios to assist the Fund's investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and Fund prospectus limitations as may be mutually agreed upon;

          Subject to review and comment by the Fund's legal counsel:

     o.   Prepare and file with the SEC Rule 24f-2 notices; and

     p. Prepare and file state registrations of the Fund's securities pursuant to the specific instructions of the Fund and as detailed in Schedule C to this Agreement.

The Sub-Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

13.      FEES; EXPENSES; EXPENSE REIMBURSEMENT

                  The Sub-Administrator shall receive from the Administrator such compensation for the Sub-Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in Schedule B to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Administrator shall reimburse the Sub- Administrator for its out-of-pocket costs incurred in connection with this Agreement.

                  The Administrator agrees promptly to reimburse the Sub-Administrator for any equipment and supplies specially ordered by or for the Fund through the Sub-Administrator and for any other expenses not contemplated by this Agreement that the Sub-Administrator may incur on the Fund's behalf at the request or with the consent of the Fund or the Administrator.

                  The Sub-Administrator will not be responsible for any expenses incurred in the operation of the Fund and not specifically assumed by the Sub-Administrator. Such expenses include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Fund's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Sub-Administrator under this Agreement); cost of any services contracted for by the Fund directly from parties other than the Sub-Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director/trustee or employee of the Fund; costs incidental to the preparation, printing and distribution of the Fund's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Fund's tax returns, Form N-1A and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Fund's net asset value.

                  The Sub-Administrator is authorized to and may employ or associate with such person or persons as the Sub-Administrator may deem desirable to assist it in performing its duties under this Agreement;
provided, however, that the compensation of such person or persons shall be paid by the Sub-Administrator and that the Sub-Administrator shall be as fully responsible to the Fund and the Administrator for the acts and omissions of any such person or persons as it is for its own acts and omissions.

14.      INSTRUCTIONS AND ADVICE

                  At any time, the Sub-Administrator may apply to any officer of the Fund for instructions and may consult with its own legal counsel or outside counsel for the Fund or the independent accountants for the Fund at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by the Sub-Administrator under this Agreement. The Sub-Administrator shall not be liable, and shall be indemnified by the Fund, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Sub-Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund. Nothing in this paragraph shall be construed as imposing upon the Sub-Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

15.      LIMITATION OF LIABILITY AND INDEMNIFICATION

                  The Sub-Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Sub-Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the gross negligence or willful misconduct of the Sub-Administrator, its officers or employees. The Sub-Administrator shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, the Sub-Administrator's liability under this Agreement shall be limited to its total annual compensation earned and fees paid hereunder during the preceding twelve months for any liability or loss suffered by the Fund or the Administrator including, but not limited to, any liability relating to qualification of the Fund as a regulated investment company or any liability relating to the Fund's compliance with any federal or state tax or securities statute, regulation or ruling.

                  The Sub-Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption, nor shall any such failure or delay give the Fund or the Administrator the right to terminate this Agreement.

                  The Fund shall indemnify and hold the Sub-Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Sub-Administrator resulting from any claim, demand, action or suit in connection with the Sub- Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Administrator or the Fund, provided that this indemnification shall not apply to actions or omissions of the Sub-Administrator, its officers or employees in cases of its or their own gross negligence or willful misconduct.

                  The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above. In the event the Fund elects to assume the defense of any such suit and retain counsel, the Sub-Administrator or any of its affiliated persons, named as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Fund shall have specifically authorized the retaining of such counsel or (ii) counsel for the Fund shall have determined in good faith that the retention of such additional counsel is required as a result of a conflict of interest.

                  The indemnification contained herein shall survive the termination of this Agreement.

16.      GUARANTEE OF ADMINISTRATOR'S OBLIGATIONS

                  The Fund hereby guarantees performance by the Administrator of its obligations under paragraph 6 hereof.

17.      CONFIDENTIALITY

                  The Sub-Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Fund.

18.      COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

                  The Fund assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

                  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub- Administrator agrees that all records which it maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Sub-Administrator further agrees that all records which it maintains for the Fund pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

19.      SERVICES NOT EXCLUSIVE

                  The services of the Sub-Administrator to the Administrator and the Fund are not to be deemed exclusive, and the Sub-Administrator shall be free to render similar services to others. The Sub-Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

20.      TERM, TERMINATION AND AMENDMENT

                  This initial term of this Agreement will commence on the date on which the Fund first accepts money for investment and will end on September 30, 1996. The term will automatically continue in effect thereafter for successive annual terms, until terminated. Either the Administrator or the Sub-Administrator may terminate this Agreement as to some or all Investment Funds by giving written notice at least 60 days prior to the expiration of the then-current annual term. Such termination will be effective at the end of such term. Termination of this Agreement with respect to any given Investment Fund shall in no way affect the continued validity of this Agreement with respect to any other Investment Fund. Upon termination of this Agreement, the Administrator shall pay to the Sub-Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

21.      NOTICES

                  Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the
Administrator: GMG/Seneca Capital Management, LLC, 909 Montgomery Street, San Francisco, CA 94133 Attn: Gail P. Seneca, fax: (415)391-2544; if to the Sub-Administrator: State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, Massachusetts 02171, Attn:

David M. Elwood, Vice President and Senior Counsel, fax: (617)985-2497; if to the Fund: Seneca Funds, 909 Montgomery Street, San Francisco, CA 94133 Attn:
Sandra Westhoff.

22.      ASSIGNMENT

                  This Agreement shall not be assigned by any party hereto without the prior consent in writing of the other parties, except that any party may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the assigning party.

23.      SUCCESSORS

                  This Agreement shall be binding on and shall inure to the benefit of the Administrator, the Sub-Administrator, and the Fund, and their respective successors and permitted assigns.

24.      ENTIRE AGREEMENT

                  This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

25.      WAIVER

                  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

26.      SEVERABILITY

                  If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

27.      GOVERNING LAW

                  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                           GMG/SENECA CAPITAL MANAGEMENT, LLC

                           By:
                                    -------------------------------------------
                                    Gail P. Seneca, its Manager

                           STATE STREET BANK AND TRUST COMPANY

                           By:
                                    -------------------------------------------


                           Name:
                                    -------------------------------------------

                           Title:
                                    -------------------------------------------

                           SENECA FUNDS

                           By:
                                    -------------------------------------------


                           Name:
                                    -------------------------------------------

                           Title:
                                    -------------------------------------------

SUB-ADMINISTRATION AGREEMENT
SENECA FUNDS


                                   SCHEDULE A
                LISTING OF INVESTMENT FUNDS AND AUTHORIZED SHARES

              Investment Fund                             Authorized Shares
              ---------------                             -----------------
              Seneca Growth Fund                                 Unlimited
                       Institutional Class and
                       Administrative Class

              Seneca Mid-Cap Growth Fund                         Unlimited
                       Institutional Class and
                       Administrative Class

              Seneca Bond Fund                                   Unlimited
                       Institutional Class and
                       Administrative Class

              Seneca Real Estate                                 Unlimited
                       Securities Fund
                       Institutional Class and
                       Administrative Class

SUB-ADMINISTRATION AGREEMENT
SENECA FUNDS


                                   SCHEDULE B
                                FEES AND EXPENSES

                      FUND SUB-ADMINISTRATION FEE SCHEDULE


I.       FUND SUB-ADMINISTRATION SERVICES



                                                       Fee Annual Rate Expressed in Basis Points:
         Average Net Assets                            1/100 of 1%
         ------------------                            ------------------------------------------
         First $125 Million per Investment                            8
         Fund


         Next $125 Million per Investment                             6
         Fund


         Thereafter                                                   4


         Minimum fee per Investment Fund                        $55,000
         (annualized)


         The above fees will be computed and accrued daily at one three-hundred-sixty-fifth of the applicable rates expressed above. The net asset value of each Investment Fund will be determined in the manner set forth in the Registration Statement pertaining to such Investment Fund after the close of the New York Stock Exchange on each day on which said Exchange is open, and in the case of Saturdays, Sundays, and other days on which said exchange shall not be open, in the manner further set forth in said Registration Statement.

         An annual fee of $2,500 for each class of shares, excluding the initial class of shares, if more than one class of shares is operational in an Investment Fund.

         The minimum fee will be waived for the first six months of Fund operations.

II.      BLUE SKY ADMINISTRATION SERVICES

         An annual fee of $2,500 for each class of shares, excluding the initial class of shares, if more than one class of shares is operational in an Investment Fund.

III.     OUT-OF-POCKET EXPENSES -- INCLUDE, BUT MAY NOT BE LIMITED TO:

          -- Printing for shareholder reports and SEC filings

          -- Legal fees, audit fees, and other professional fees

          -- Postage, telephone, fax, and photocopying

          -- Supplies related to fund records

          -- Travel and lodging for Board and Operations meetings

          -- Preparation of financial statements other than Annual, Semi-annual and quarterly board reporting $3,000 per financial report

IV.      SPECIAL ARRANGEMENTS

         Fee for activities of non-recurring nature such as fund consolidations or reorganizations, and/or preparation of special reports will be subject to negotiation.

V.       TERM OF FEE SCHEDULE

         The parties agree that the fee schedule shall remain in effect for three full years from the commencement of Fund operations and from year to year thereafter until it is revised as a result of negotiations initiated by either party.

         In the event that the Administrator terminates the Agreement prior to the third anniversary of the date on which the Fund first accepts money for investment, the Administrator will pay to State Street Bank and Trust Company a termination fee equal to the aggregate fees waived pursuant to Section I of this Exhibit B.


GMG/SENECA CAPITAL MANAGEMENT, LLC    STATE STREET BANK AND TRUST COMPANY

By:   ____________________________     By:    ____________________________

Title:  __________________________    Title:  ____________________________

Date:   __________________________     Date:  ____________________________

SUB-ADMINISTRATION AGREEMENT
SENECA FUNDS


                                   SCHEDULE C
                           REGISTRATION OF FUND SHARES
                      WITH STATE SECURITIES ADMINISTRATORS


AT THE SPECIFIC DIRECTION OF THE ADMINISTRATOR AND THE FUND, THE SUB-ADMINISTRATOR WILL PREPARE REQUIRED DOCUMENTATION AND REGISTER FUND SHARES IN ACCORDANCE WITH THE SECURITIES LAWS OF EACH JURISDICTION IN WHICH FUND SHARES ARE TO BE OFFERED OR SOLD PURSUANT TO INSTRUCTIONS GIVEN TO THE ADMINISTRATOR AND THE SUB-ADMINISTRATOR BY THE FUND.

THE FUND SHALL BE SOLELY RESPONSIBLE FOR THE DETERMINATION (I) OF THOSE JURISDICTIONS IN WHICH FUND SHARES ARE TO BE REGISTERED AND (II) THE NUMBER OF FUND SHARES TO BE REGISTERED IN EACH SUCH JURISDICTION. IN THE EVENT THAT THE SUB-ADMINISTRATOR BECOMES AWARE OF (A) THE SALE OF FUND SHARES IN A JURISDICTION IN WHICH FUND SHARES ARE NOT REGISTERED FOR OFFER AND SALE OR (B) THE SALE OF FUND SHARES IN EXCESS OF THE NUMBER OF FUND SHARES REGISTERED IN SUCH JURISDICTION, THE ADMINISTRATOR SHALL REPORT SUCH INFORMATION TO THE FUND, AND IT SHALL BE THE FUND'S RESPONSIBILITY TO DETERMINE APPROPRIATE CORRECTIVE ACTION AND INSTRUCT THE SUB-ADMINISTRATOR WITH RESPECT THERETO.

The registration services shall consist of the following:

     1. Filing of Fund's Application to Register Securities and amendments, if directed by the Fund;

     2.   Filing of amendments to the Fund's registration statement;

     3.   Filing Fund sales reports and advertising literature where required;

     4. Payment at the expense of the Fund of all Fund state registration and filing fees;

     5. Filing the Prospectuses and Statements of Additional Information and any supplements thereto;

     6.   Filing of annual reports and proxy statements where required; and

     7. The performance of such additional services as the Administrator and the Fund may agree upon in writing.

Unless otherwise specified in writing by the Sub-Administrator, registration services by the Sub-Administrator shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by the Fund or its legal counsel. In connection with the services described herein, the Fund shall issue in favor of the Sub-Administrator a power of attorney to register Fund shares on behalf of the Fund, which power of attorney shall be substantially in the form of Exhibit I attached hereto.

                                    EXHIBIT I

                            LIMITED POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, as of _____________ , 1996 that the undersigned SENECA FUNDS, with principal offices at 909 Montgomery Street, San Francisco, CA 94133 (the "Fund") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Administrator") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. REGISTRATION OF FUND SHARES. The power to register shares of the Fund in each jurisdiction in which Fund shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Fund applications, including without limitation, applications to register shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgment of the Administrator in connection with the registration of Fund shares.

2. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager, or Senior Blue Sky Administrator at the Administrator shall have authority to act on behalf of the Fund with respect to item 1 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Administrator of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Administrator as or otherwise authorize the Administrator to act as an officer, director or employee of the Fund.

IN WITNESS WHEREOF, the Fund has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

SENECA FUNDS

By:  _____________________________

Name:  ___________________________

Title: ___________________________